WPS RESOURCES CORPORATION AND SUBSIDIARIES                                                                        EXHIBIT A-1
CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 1998

                                                                                                                 Consolidated
                                                                            Nonregulated       Eliminations        Balance
                                          WPSR        WPSC         UPPCO    Subsidiaries    Debit     Credit       Sheet
                                          ----        ----         -----    ------------    -----     ------    ------------


             ASSETS
             ------
Utility Plant:
   Electric                            $      -    $1,534,711     $181,171   $      -     $      -     $      -   $1,715,882
   Gas                                        -       267,892            -          -            -            -      267,892
                                        -------     ---------      -------    -------      -------      -------    ---------
   Total                                      -     1,802,603      181,171          -            -            -    1,983,774
   Less - Accumulated depreciation            -     1,120,058       86,065          -            -            -    1,206,123
                                        -------     ---------      -------    -------      -------      -------    ---------
      Total                                   -       682,545       95,106          -            -            -      777,651
   Nuclear decommissioning trusts             -       171,442            -          -            -            -      171,442
   Construction in progress                   -        35,996        6,428          -            -            -       42,424
   Nuclear fuel                               -        18,641            -          -            -            -       18,641
                                        -------     ---------      -------    -------      -------      -------    ---------
      Net Utility Plant                       -       908,624      101,534          -            -            -    1,010,158
                                        -------     ---------      -------    -------      -------      -------    ---------
Current Assets:
   Cash and equivalents                     919         1,882        2,106      2,227            -            -        7,134
   Customer and other receivables,
     net of reserves                      2,724        63,193        4,811     54,670            -        8,192      117,206
   Accrued utility revenues                   -        30,877        3,298          -            -            -       34,175
   Fossil fuel, at average cost               -        12,433          247        472            -            -       13,152
   Gas in storage, at average cost            -        14,855            -      5,940            -            -       20,795
   Materials and supplies,
     at average cost                          -        20,054        1,734          -            -            -       21,788
   Prepayments and other                      -        19,491        6,238        790            -           57       26,462
                                        -------     ---------      -------    -------      -------      -------    ---------
      Total Current Assets                3,643       162,785       18,434     64,099            -        8,249      240,712
                                        -------     ---------      -------    -------      -------      -------    ---------

Regulatory assets                             -        68,335        1,706          -            -            -       70,041
Net nonutility and
  nonregulated plant                      1,177         2,888        3,267     33,903            -            -       41,235
Pension assets                                -        60,018            -          -            -            -       60,018
Investments and other assets            598,221        64,932        2,978     67,371            -      645,279       88,223
                                        -------     ---------      -------    -------      -------      -------    ---------
Total Assets                           $603,041    $1,267,582     $127,919   $165,373     $      -     $653,528   $1,510,387
                                        =======     =========      =======    =======      =======      =======    =========

  CAPITALIZATION AND LIABILITIES
  ------------------------------
Capitalization:
   Common stock equity                 $189,989    $  203,430     $ 21,816   $ 56,234     $281,480     $      -   $  189,989
   Retained earnings                    335,154       284,726       13,444    (26,500)     271,670            -      335,154
   Shares in deferred
     compensation trust                  (1,505)            -            -          -            -            -       (1,505)
   ESOP loan guarantee                        -        (6,448)           -          -            -            -       (6,448)
   Preferred stock of subsidiary              -        51,200            -          -            -            -       51,200
   Company-obligated mandatorily
     redeemable trust preferred
     securities of subsidiary
     trust holding solely
     WPSR 7.00% subordinated
     debentures                               -             -            -     50,000            -            -       50,000
   Long-term debt                        51,500       304,033       38,236     16,306       67,038            -      343,037
                                        -------       -------      -------    -------      -------      -------    ---------
      Total Capitalization              575,138       836,941       73,496     96,040      620,188            -      961,427
                                        -------       -------      -------    -------      -------      -------    ---------

Current Liabilities:
   Long-term debt due within
      one year                                -             -          884          -            -            -          884
   Notes payable                          2,400        10,000       11,050     14,344       25,091            -       12,703
   Commercial paper                      22,590        25,000            -          -            -            -       47,590
   Accounts payable                       2,147        60,680       10,087     50,768        8,192            -      115,490
   Accrued taxes                            (69)       (4,152)       6,905        154            -            -        2,838
   Accrued interest                           -         6,742          792         60            -            -        7,594
   Other                                  1,004         6,564        1,584          -           57            -        9,095
                                        -------       -------      -------    -------      -------      -------    ---------
      Total Current Liabilities          28,072       104,834       31,302     65,326       33,340            -      196,194
                                        -------       -------      -------    -------      -------      -------    ---------

Long-Term Liabilities and
  Deferred Credits:
   Accumulated deferred income
      taxes                                (169)      118,476        7,447     (3,112)           -            -      122,642
   Accumulated deferred
     investment tax credits                   -        24,772        2,378          -            -            -       27,150
   Regulatory liabilities                     -        43,591        6,883          -            -            -       50,474
   Environmental remediation
     liabilities                              -        39,028        1,450          -            -            -       40,478
   Other long-term liabilities                -        99,940        4,963      7,119            -            -      112,022
                                        -------       -------      -------    -------      -------      -------    ---------
      Total Long-Term Liabilities
        and Deferred Credits               (169)      325,807       23,121      4,007            -            -      352,766
                                        -------       -------      -------    -------      -------      -------    ---------

Total Capitalization and
  Liabilities                          $603,041    $1,267,582     $127,919   $165,373     $653,528     $      -   $1,510,387
                                        =======     =========      =======    =======      =======      =======    =========

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